EXHIBIT 23.1
                             ------------


             TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
            CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We have previously issued our reports, accompanying the financial statements, incorporated herein by reference of the Registrant in its previously filed 10 KSB's filed on July 14, 2000 (for the year ending April 1, 2000) and June 29, 2001 (for the year ending April 1, 2001) . Our reports covered the consolidated balance sheet of Aqua Clara Bottling and Distribution, Inc. and a subsidiary as of April 1, 2000 and the related consolidated statements of operations, changes in stockholders' equity, and cash flows of the years ended April 1, 2000 and April 1, 2001. We hereby consent to the incorporation by reference of said reports in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission by the Registrant.



                         /s/Tedder, James, Worden & Associates, P.A.


                         TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.


                         CERTIFIED PUBLIC ACCOUNTANTS
                         Orlando, Florida